                                                                    EXHIBIT 23.3

                     CONSENT OF KANE REECE ASSOCIATES, INC.

We hereby  consent  to the use of our name and the  description  of our  opinion letter, dated September 8, 2003, under the captions "SUMMARY--Fairness Opinion,"
"THE   CONSOLIDATION--Opinion   of  Kane  Reece   Associates,   Inc."  and  "THE
CONSOLIDATION    AGREEMENT--Conditions    to   Closing"   in   the   Information
Statement/Prospectus    of   Empire    Resorts,    Inc.,    which    Information
Statement/Prospectus is part of Amendment No. 1 to the Registration Statement on
Form S-4 of Empire Resorts, Inc. (File No. 333-109146) filed with the Securities and Exchange Commission on November 5, 2003.

                                     /s/ Kane Reece Associates, Inc.
                                     --------------------------------------
                                     November 5, 2003